Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to

18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of Tropicana Entertainment Inc. (the “Company”) for the quarter ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Scott C. Butera, as Chief Executive Officer of the Company, and Lance J. Millage, as Senior Vice President, Finance of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 17, 2010

/s/ SCOTT C. BUTERA
Scott C. Butera
Chief Executive Officer
(Principal Executive Officer)

/s/ LANCE J. MILLAGE
Lance J. Millage
Senior Vice President, Finance
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tropicana Entertainment Inc. and will be retained by Tropicana Entertainment Inc. and furnished to the Securities and Exchange Commission or its staff upon request.